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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of LifeRate Systems, Inc. for the registration of 1,738,211 shares of its common stock and to the incorporation by reference therein of our report dated March 22, 1996, with respect to the financial statements of LifeRate Systems, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission

                                     Ernst & Young LLP

Minneapolis, Minnesota
May 30, 1996